Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

RiceBran Technologies

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value per share
	Equity	Preferred Stock, no par value per share
	Other	Warrants
	Other	Units(4)
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$50,000,000	.0000927	$4,635(3)
Fees Previously Paid

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$50,000,000		$4,635(3)
	Total Fees Previously Paid							$0
	Total Fee Offsets							$4,284(5)
	Net Fee Due							$351

(1) Pursuant to General Instruction II.C. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price. There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate number of warrants to purchase common stock, preferred stock, and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or in combination or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, or upon exercise, conversion or exchange of warrants or units pursuant to the anti‑dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of securities that may be offered or issued in connection with or as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4) Consisting of some or all of the securities listed above, in any combination, including shares of common stock, shares of preferred stock, and warrants and units consisting of shares of common stock, shares of preferred stock, and warrants or a combination thereof, which may or may not be separable from one another.

(5) As set forth in Table 2, on June 28, 2019, the Registrant filed a Registration Statement on Form S-3 (No. 333-232447), which became effective on July 11, 2019 (the “Prior Registration Statement”) with the SEC and paid a registration fee of $6,060. An amount of $35,344,507 remained unsold under the Prior Registration Statement; such offering has been terminated and all of such securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this Registration Statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a fee of $351 is being paid in connection with the filing of this Registration Statement after an offset amount of $4,284 is applied to this Registration Statement’s registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	RiceBran Technologies	Form S-3	333-232447	June 28, 2019		$4,284	Unallocated (Universal) Shelf			$35,344,507
Fee Offset Sources	RiceBran Technologies	Form S-3	333-232447		June 28, 2019						$4,284